Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES FIRST QUARTER 2022 EARNINGS

Charlottesville, VA – April 28, 2022 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported net income of $4.9 million for the quarter ended March 31, 2022, which represents a 227% increase over net income of $1.5 million recognized for the quarter ended March 31, 2021. Net income per diluted share of $0.92 for the quarter ended March 31, 2022 improved from $0.55 for the same quarter in the prior year. Note that the diluted weighted average common shares outstanding increased from 2,727,448 to 5,343,564 period over period as a result of the April 1, 2021 mergers of Fauquier Bankshares, Inc. and The Fauquier Bank (“Fauquier”) with and into the Company and Virginia National Bank (the "Bank"), respectively.

President and Chief Executive Officer, Glenn W. Rust, commented, “The Company finished the first quarter with strong results and marked the one-year anniversary of the merger with Fauquier on April 1, 2022. The Bank is positioned to benefit from recent and anticipated increases in interest rates. We are excited about our strategy for expanded growth into the northern Virginia markets, with the hiring of Bank President Diane Corscadden-Weaver and a new team of lenders, and our credit quality remains strong.”

First Quarter 2022 Results of Operations

•
The efficiency ratio on a fully tax equivalent basis (“FTE”) (a non-GAAP financial measure) was 62.0% for the three months ended March 31, 2022, an improvement over 67.7% for the three months ended March 31, 2021. 1
•
Return on average assets ("ROAA") for the three months ended March 31, 2022 increased to 1.03% compared to 0.68% realized in the same period in the prior year, as the increase in net income outweighed the increase in assets as a result of the merger.
•
Return on average equity (“ROAE”) for the three months ended March 31, 2022 improved to 12.53% compared to 7.40% realized in same period in the prior year, as the increase in net income was greater than the increase in equity as a result of the merger.
•
The Company has not incurred any merger and merger-related expenses since December 31, 2021, compared to $278 thousand incurred in the three months ended March 31, 2021.
•
The Company has begun realizing savings associated with the merger and expects to realize significant additional savings in salaries and employee benefits, data processing and professional fees over the next year. Full-time equivalent employee headcount was 215 as of April 1, 2021, the effective date of the merger, and is down to 163 as of March 31, 2022.

Loans and Asset Quality

•
Gross loans outstanding at March 31, 2022 totaled $1.0 billion, an increase of $386 million, or 62%, compared to March 31, 2021. The increase is predominantly due to the merger with Fauquier, which added $602.6 million of loan balances, net of the fair value mark, on the consolidated balance sheet beginning April 1, 2021. This increase was offset by the net decline in outstanding balances of Paycheck Protection Program ("PPP") loans of $60.2 million, due to loan forgiveness, the sale of the $6 million student loan portfolio acquired from Fauquier, and other loan paydowns.

__________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

Loans and Asset Quality (continued)

•
Two loans to one borrower are in non-accrual status, totaling $518 thousand, as of March 31, 2022, compared to $5 thousand as of March 31, 2021. Loans acquired from Fauquier ("acquired loans") that otherwise would be in non-accrual status are not included in this figure, as they earn interest through the yield accretion.
•
Loans 90 days or more past due and still accruing interest amounted to $837 thousand as of March 31, 2022, compared to $399 thousand as of March 31, 2021. The March 31, 2022 balance includes a government-guaranteed loan in the amount of $548 thousand. The portfolio only includes four non-insured student loans that are 90 days or more past due and still accruing interest, amounting to $79 thousand. Acquired loans that are greater than 90 days past due and still accruing interest are included in this figure, net of their fair value mark.
•
The period-end allowance for loan losses (“ALLL”) as a percentage of total loans was 0.58% as of March 31, 2022 and 0.90% as of March 31, 2021. The decrease is the result of bringing the acquired loans onto the Company’s balance sheet at fair value, with a credit and liquidity mark of $21.3 million effective April 1, 2021. The ALLL as a percentage of loans, excluding the impact of the acquired loans and fair value mark (a non-GAAP financial measure)1, would have been 0.95% as of March 31, 2022, and the ALLL as a percentage of total loans, excluding PPP loans (a non-GAAP financial measure)1, would have been 0.59% as of March 31, 2022.
•
A provision for loan losses of $148 thousand was recognized during the three months ended March 31, 2022, compared to $351 thousand recognized in the three months ended March 31, 2021.

Net Interest Income

•
Net interest income for the three months ended March 31, 2022 of $11.4 million increased $5.5 million, or 91%, compared to the three months ended March 31, 2021, due to the inclusion of Fauquier’s interest income and expense for the current quarter and the lower rates paid on deposits as compared to the prior year.
•
The fair value accretion on acquired loans positively impacted net interest income by 12 basis points (“bps”) during the current quarter.
•
The overall cost of funds, including noninterest deposits, of 21 bps incurred in the three months ended March 31, 2022 decreased 13 bps from 34 bps in the same period in the prior year, due primarily to lower rates paid on deposit accounts.
•
Low-cost deposits, which include noninterest checking accounts and interest-bearing checking, savings and money market accounts, remained in excess of 91% of total deposits at March 31, 2022 and 2021.

Noninterest Income

Noninterest income for the three months ended March 31, 2022 increased $3.7 million, or 361%, compared to the three months ended March 31, 2021 largely due to the receipt and recognition of a $2.4 million one-time payment to resolve a commercial dispute, which is included within wealth management fees. Also, the inclusion of Fauquier’s wealth management fees, advisory and brokerage income, income from bank-owned life insurance policies, deposit fees and debit card income contributed to increases in each of those categories.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2022 increased $5.3 million, or 111%, compared to the three months ended March 31, 2021, due to the inclusion of noninterest expense related to the legacy Fauquier business in nearly all line items within the category. In addition, core deposit intangible amortization expense, which was not incurred prior to the merger with Fauquier, was $439 thousand for the three months ended March 31, 2022.

Book Value

Book value per share was $27.42 as of March 31, 2022 and $29.33 as of March 31, 2021, declining primarily due to the increase in unrealized loss on the investment portfolio period over period. Tangible book value per share (a non-GAAP financial measure)1 as of March 31, 2022 was $24.37 compared to $29.07 as of March 31, 2021, declining also due to the impact of goodwill and other intangible assets recorded upon the merger with Fauquier. These amounts are impacted by the increase in shares outstanding as a result of the merger.

_____________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

Income Taxes

The effective tax rate for the three months ended March 31, 2022 amounted to 17.5%, due to the recognition of low-income housing tax credits, compared to 20.0% for the three months ended March 31, 2021.

Dividends

Cash dividends of $1.6 million were declared during the first quarter of 2022. The remaining 68% of net income was retained.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has ten banking offices throughout Fauquier and Prince William counties, four banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Bank also offers, through its networking agreements with third parties, investment advisory and other investment services under Sturman Wealth Advisors. Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company.

The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: general economic and market conditions, including the effects of declines in real estate values, an increase in unemployment levels and general economic contraction as a result of COVID-19 or other pandemics; fluctuations in interest rates, deposits, loan demand, and asset quality; assumptions that underlie the Company’s allowance for loan losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (e.g., COVID-19 or other pandemics), and of governmental and societal responses thereto; the performance of vendors or other parties with which the Company does business; competition; technology; changes in laws, regulations and guidance; changes in accounting principles or guidelines; performance of assets under management; expected revenue synergies and cost savings from the recently completed merger with Fauquier may not be fully realized or realized within the expected timeframe; the businesses of the Company and Fauquier may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; and other factors impacting financial services businesses. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	March 31, 2022	December 31, 2021 *
	(Unaudited)
ASSETS
Cash and due from banks	$16,539	$20,345
Interest-bearing deposits in other banks	311,546	336,032
Federal funds sold	152,523	152,463
Securities:
Available for sale, at fair value	341,361	303,817
Restricted securities, at cost	5,137	4,950
Total securities	346,498	308,767
Loans, net of deferred fees and costs	1,006,962	1,061,211
Allowance for loan losses	(5,834)	(5,984)
Loans, net	1,001,128	1,055,227
Premises and equipment, net	24,680	25,093
Bank owned life insurance	36,987	31,234
Goodwill	8,140	8,140
Core deposit intangible, net	7,832	8,271
Other intangible assets, net	257	274
Other real estate owned, net	611	611
Right of use asset, net	7,744	7,583
Accrued interest receivable and other assets	20,722	18,144
Total assets	$1,935,207	$1,972,184
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$523,189	$522,281
Interest-bearing	451,339	446,314
Money market and savings deposit accounts	644,418	665,530
Certificates of deposit and other time deposits	155,402	162,045
Total deposits	1,774,348	1,796,170
Junior subordinated debt, net	3,379	3,367
Lease liability	7,295	7,108
Accrued interest payable and other liabilities	4,166	3,552
Total liabilities	1,789,188	1,810,197
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-
Common stock, $2.50 par value	13,190	13,178
Capital surplus	104,706	104,584
Retained earnings	49,764	46,436
Accumulated other comprehensive loss	(21,641)	(2,211)
Total shareholders' equity	146,019	161,987
Total liabilities and shareholders' equity	$1,935,207	$1,972,184
Common shares outstanding	5,326,271	5,308,335
Common shares authorized	10,000,000	10,000,000
Preferred shares outstanding	-	-
Preferred shares authorized	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended
	March 31, 2022	March 31, 2021
Interest and dividend income:
Loans, including fees	$10,769	$5,938
Federal funds sold	61	12
Other interest-bearing deposits	136	-
Investment securities:
Taxable	1,012	507
Tax exempt	304	176
Dividends	62	34
Total interest and dividend income	12,344	6,667

Interest expense:
Demand and savings deposits	676	377
Certificates and other time deposits	195	280
Borrowings	48	36
Total interest expense	919	693
Net interest income	11,425	5,974
Provision for loan losses	148	351
Net interest income after provision for loan losses	11,277	5,623

Noninterest income:
Wealth management fees	2,957	329
Advisory and brokerage income	216	191
Deposit account fees	465	160
Debit/credit card and ATM fees	707	154
Earnings/increase in value of bank owned life insurance	211	107
Other	231	98
Total noninterest income	4,787	1,039

Noninterest expense:
Salaries and employee benefits	4,731	2,402
Net occupancy	1,197	495
Equipment	283	116
Bank franchise tax	304	173
Computer software	263	167
Data processing	738	289
FDIC deposit insurance assessment	226	63
Marketing, advertising and promotion	267	137
Merger and merger-related expenses	-	278
Plastics expense	139	42
Professional fees	337	177
Core deposit intangible amortization	439	-
Other	1,171	442
Total noninterest expense	10,095	4,781

Income before income taxes	5,969	1,881
Provision for income taxes	1,045	376
Net income	$4,924	$1,505
Net income per common share, basic	$0.93	$0.55
Net income per common share, diluted	$0.92	$0.55
Weighted average common shares outstanding, basic	5,311,983	2,719,840
Weighted average common shares outstanding, diluted	5,343,564	2,727,448

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Common Share Data:
Net income per weighted average share, basic	$0.93	$0.98	$0.59	$0.03	$0.55
Net income per weighted average share, diluted	$0.92	$0.98	$0.59	$0.03	$0.55
Weighted average shares outstanding, basic	5,311,983	5,308,108	5,306,370	5,305,277	2,719,840
Weighted average shares outstanding, diluted	5,343,564	5,338,088	5,338,872	5,320,290	2,727,448
Actual shares outstanding	5,326,271	5,308,335	5,307,235	5,305,819	2,728,327
Tangible book value per share at period end	$24.37	$27.36	$26.92	$26.60	$29.07

Key Ratios:
Return on average assets [1]	1.03%	1.06%	0.65%	0.03%	0.68%
Return on average equity [1]	12.53%	12.86%	7.70%	0.37%	7.40%
Net interest margin (FTE) [2]	2.59%	2.72%	3.08%	3.05%	2.83%
Efficiency ratio (FTE) [3]	62.02%	57.70%	75.17%	99.06%	67.72%
Loan-to-deposit ratio	56.75%	59.08%	64.04%	71.57%	77.23%

Net Interest Income:
Net interest income	$11,425	$12,359	$13,504	$13,151	$5,974
Net interest income (FTE) [2]	$11,490	$12,437	$13,581	$13,224	$6,021

Capital Ratios:
Tier 1 leverage ratio	8.03%	7.61%	7.59%	7.66%	9.01%
Total risk-based capital ratio	15.66%	14.56%	13.74%	13.47%	15.49%

Assets and Asset Quality:
Average Earning Assets	$1,802,461	$1,817,010	$1,750,799	$1,740,338	$862,373
Average Gross Loans	$1,031,593	$1,088,278	$1,140,281	$1,214,123	$618,902
Paycheck Protection Program Loans, end of period	$9,976	$24,482	$36,740	$73,784	$70,171

Allowance for loan losses:
Beginning of period	$5,984	$5,623	$5,522	$5,615	$5,455
Provision for (recovery of) loan losses	148	537	267	(141)	351
Charge-offs	(473)	(230)	(208)	(156)	(241)
Recoveries	175	54	42	204	50
Net recoveries (charge-offs)	(298)	(176)	(166)	48	(191)
End of period	$5,834	$5,984	$5,623	$5,522	$5,615

Non-accrual loans [4]	$518	$495	$777	$17	$5
Loans 90 days or more past due and still accruing [5]	837	800	1,044	2,770	399
OREO	611	611	611	611	-
Total nonperforming assets (NPA)	$1,966	$1,906	$2,432	$3,398	$404

NPA as a % of total assets	0.10%	0.10%	0.13%	0.18%	0.04%
NPA as a % of total loans plus OREO	0.20%	0.18%	0.22%	0.29%	0.07%
ALLL to total loans	0.58%	0.56%	0.51%	0.47%	0.90%
ALLL to total loans, excluding PPP loans (non-GAAP)	0.59%	0.58%	0.52%	0.51%	1.02%
Non-accruing loans to total loans [4]	0.05%	0.05%	0.07%	0.00%	0.00%
Net charge-offs (recoveries) to average loans [1]	0.12%	0.06%	0.06%	-0.02%	0.12%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a FTE basis, using a Federal income tax rate of 21%.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Acquired loans which otherwise would be in non-accrual status are not included in this figure, as they earn interest through the yield accretion.

5 Past due loans from the acquired portfolio are included at fair value.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	March 31, 2022			March 31, 2021
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
(dollars in thousands)	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities
Taxable Securities	$248,219	$1,074	1.73%	$142,837	$541	1.52%
Tax Exempt Securities [1]	65,145	385	2.36%	33,234	223	2.68%
Total Securities [1]	313,364	1,459	1.86%	176,071	764	1.74%
Total Loans	1,031,593	10,770	4.23%	618,902	5,938	3.89%
Fed Funds Sold	152,477	61	0.16%	67,400	12	0.07%
Other interest-bearing deposits	305,027	120	0.16%	—	—	—
Total Earning Assets	1,802,461	12,410	2.79%	862,373	6,714	3.16%
Less: Allowance for Loan Losses	(6,027)			(5,476)
Total Non-Earning Assets	140,916			45,619
Total Assets	$1,937,350			$902,516

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$421,468	$61	0.06%	$146,781	$26	0.07%
Money Market and Savings Deposits	656,219	615	0.38%	284,333	351	0.50%
Time Deposits	158,423	195	0.50%	99,692	280	1.14%
Total Interest-Bearing Deposits	1,236,110	871	0.29%	530,806	657	0.50%
Short term borrowings	—	—	—	30,000	36	0.49%
Junior subordinated debt	3,371	49	5.90%	—	—	—
Total Interest-Bearing Liabilities	1,239,481	920	0.30%	560,806	693	0.50%
Non-Interest-Bearing Liabilities:
Demand deposits	527,091			255,227
Other liabilities	11,347			3,948
Total Liabilities	1,777,919			819,981
Shareholders' Equity	159,431			82,535
Total Liabilities & Shareholders' Equity	$1,937,350			$902,516
Net Interest Income (FTE)		$11,490			$6,021
Interest Rate Spread [2]			2.49%			2.66%
Cost of Funds			0.21%			0.34%
Interest Expense as a Percentage of Average Earning Assets			0.21%			0.33%
Net Interest Margin (FTE) [3]			2.59%			2.83%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

QUARTERLY RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Fully tax-equivalent measures
Net interest income	$11,425	$12,359	$13,504	$13,151	$5,974
Fully tax-equivalent adjustment	65	78	77	73	47
Net interest income (FTE) [1]	$11,490	$12,437	$13,581	$13,224	$6,021

Efficiency ratio [2]	62.3%	58.0%	75.5%	99.5%	68.2%
Fully tax-equivalent adjustment	-0.3%	-0.3%	-0.3%	-0.4%	-0.5%
Efficiency ratio (FTE) [3]	62.0%	57.7%	75.2%	99.1%	67.7%

Net interest margin	2.57%	2.70%	3.06%	3.03%	2.81%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	2.59%	2.72%	3.08%	3.05%	2.83%

	As of
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Other financial measures
ALLL to total loans	0.58%	0.56%	0.51%	0.47%	0.90%
Impact of acquired loans and fair value mark	0.37%	0.39%	0.39%	0.41%	—
ALLL to total loans, excluding acquired loans and fair value mark (non-GAAP)	0.95%	0.95%	0.90%	0.88%	0.90%

ALLL to total loans	0.58%	0.56%	0.51%	0.47%	0.90%
Impact of PPP loans	0.01%	0.02%	0.01%	0.04%	0.12%
ALLL to total loans, excluding PPP loans (non-GAAP)	0.59%	0.58%	0.52%	0.51%	1.02%

Book value per share	$27.42	$30.50	$30.13	$29.89	$29.33
Impact of intangible assets	(3.05)	(3.14)	(3.21)	$(3.29)	$(0.26)
Tangible book value per share (non-GAAP)	$24.37	$27.36	$26.92	$26.60	$29.07

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.